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                                                                                                                       EXHIBIT 99.4
Notes to Pro Forma Combined Financial Statements

1)       Proceeds from Property Sales

      (In thousands)                                                                                       USE OF PROCEEDS
                                                                                                  ---------------------------------
                                                 NET PROCEEDS      MORTGAGE     NET PROCEEDS                      BANK
                                                  AFTER COSTS    DEBT ASSUMED    AFTER DEBT         NOTE         CREDIT
         PROPERTY              DATE SOLD        AND PRORATIONS    OR REPAID      ASSUMPTION       PAYABLE       FACILITY     CASH
         --------              ---------        --------------    ---------      ----------       -------       --------     ----
Offices
    Beck (a)                 March 23, 1999       $  1,772                        $  1,772        $ 1,772
    Sutter Buttes(a)         April 1, 1999           3,627                           3,627          3,627

Apartments (a),(b)           May 12, 1999           83,523         $37,520          46,688         15,703        $30,985

Parking Facility
    Magic Mile (a)           May 17, 1999            1,894                           1,894         1,894

Retail
    Woodland Commons (a)     February 17, 1999      20,789          11,469           9,320          9,320

    Northwest properties     May 5, 1999            36,075                          36,075          2,675        33,400
   (a),(c)

Fingerlakes Mall (a)         June 1, 1999            2,168                           2,168          2,168

Ft. Dodge and Kandi          June 10, 1999          21,722                          21,722            122        21,600
Malls(a),(d)

Mountaineer Mall (a)         July 1, 1999            9,928           3,619           6,309          6,309

Fairgrounds Mall (a)         July 28, 1999          24,019                          24,019          5,872                   $18,147

Southwestern Shopping        December 15, 1999     182,606         160,990          21,615                                   21,615
  Malls(e)
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        (a)Properties were sold during the first seven months of 1999 and the transactions have been recorded in the September 30, 1999 Combined
           Balance Sheet. For purposes of the Pro Forma Combined Statement of
           Operations, the transactions are assumed to have occurred on the first day of each period.

        (b)The apartment portfolio, which was sold to one purchaser, consisted of the following properties: Somerset Lakes in Indianapolis, IN, Steeplechase and Hunter's Creek, both in Cincinnati, OH, Beechlake in Durham, NC, Walden Village in Atlanta, GA, Briarwood in Fayetteville, NC and Windgate Place and Woodfield Gardens, both in Charlotte, NC.

        (c)The Northwest Malls, which were sold to one purchaser, consisted of the following properties: Valley Mall in Yakima, WA, Valley North Mall in Wenatchee, WA and Mall 205 and Plaza 205, both in Portland, OR.

        (d) Both malls were sold to one purchaser.

        (e)The six Southwestern Shopping Malls consist of the following properties: Alexandria Mall in Alexandria, LA, Brazos Mall in Lake Jackson, TX, Killeen Mall in Killeen, TX, Mesilla Valley Mall in Las Cruces, NM, Shawnee Mall in Shawnee, OK and Villa Linda Mall in Santa Fe, NM. Net proceeds reflect a $5.5 million prepayment penalty for the Park Plaza Mall in Little Rock, AR, which was not be sold in this transaction but is cross collateralized with the aforementioned malls. The Pro Forma Financial Statements also assume that the debt associated with Park Plaza of approximately $36.8 million was repaid with net proceeds from the sale of the Southwestern Shopping Malls at
           1.25 times the balance outstanding (approximately $46 million). The amount of the repayment of the Park Plaza debt in excess of the balance outstanding at September 30, 1999 (approximately $9.2 million) was used to reduce the mortgage balances assumed on the six Southwestern Shopping Malls. Consequently, the debt assumed by the purchaser is approximately $161 million. Additionally, approximately $11.1 million of cash as of September 30, 1999, which is additional collateral for the mortgages securing these malls, was reclassified from restricted to unrestricted cash upon the sale.

2) The registrant, in October 1999, obtained a $29.6 million non-recourse second mortgage on its shopping mall in St. Cloud, MN. The second mortgage loan bears interest at 15% and matures in 2004 with an extension permitted by the registrant to 2009. As part of the terms of the second mortgage loan, the registrant has provided the lender an option to purchase the property on or before May 2002 for $2.5 million above the balance of the first and second mortgage loans on the property.

3)       The registrant intends to repay Impark's outstanding bank balance of approximately $22 million in exchange for common shares of Impark.
         Additionally, the registrant intends to contribute $7 million in cash to Impark and a $6 million investment in a parking facility in exchange for additional equity in Impark. The $15 million deposit made by the registrant to secure Impark's credit facility is returned after the bank facility is repaid.
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                                                                          Mortgage Debt at September 30, 1999
                                                                          ------------------------------------
Property (In thousands)                                                    Six Malls Sold    Park Plaza Repaid    Total Repaid
                                                                           --------------    -----------------    ------------

Alexandria                                                                     $21,075
Brazos                                                                          15,465
Killeen                                                                         27,807
Mesilla Valley                                                                  24,197
Shawnee                                                                         11,367
Park Plaza                                                                                        $36,833
Villa Linda                                                                     24,248


         Required repayment of Park Plaza
         Mortgage at 1.25 times
         outstanding balance at payoff                                          (9,208)             9,208
                                                                              --------            -------          --------
                                                                              $114,951            $46,041          $160,992
                                                                              ========            =======          ========

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